Exhibit 99.1

Expedia, Inc. Completes Acquisition of Orbitz Worldwide, Inc.

BELLEVUE, Wash. – September 17, 2015 – Expedia, Inc. (NASDAQ: EXPE) today announced that it has completed its acquisition of Orbitz Worldwide, Inc., including all of its brands and assets, for US$12.00 per share in cash, representing an enterprise value of approximately US$1.6 billion. With the completion of the transaction, Orbitz Worldwide, Inc. stock is no longer being traded on the New York Stock Exchange.

“We are pleased to welcome Orbitz Worldwide to our family of leading travel brands,” said Dara Khosrowshahi, Expedia, Inc. Chief Executive Officer. “Our mission is to revolutionize travel through the power of technology. Given Orbitz’s focus on transforming the way consumers around the world plan and book travel, we couldn’t be more aligned. As we bring our talented teams and capabilities together, we will be well positioned to accelerate the pace of innovation to deliver even better customer experiences to Orbitz’s loyal customer base and to further enhance the marketing and distribution capabilities we offer to our global supply partners.”

About Expedia, Inc.

Expedia, Inc. is one of the world’s leading travel companies, with an extensive brand portfolio that includes leading online travel brands, such as:

•	Expedia.com®, a leading full service online travel agency with localized sites in 31 countries

•	Hotels.com®, the hotel specialist with localized sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers Hot Rate® Hotels, Hot Rate® Cars and Hot Rate® Airfares, as well as vacation packages

•	Travelocity®, a pioneer in online travel and a leading online travel agency in the US and Canada

•	Orbitz Worldwide, a global travel portfolio including Orbitz, ebookers, HotelClub, and CheapTickets, brands and business-to-business offerings, including Orbitz Partner Network and Orbitz for Business

•	Egencia®, a leading corporate travel management company

•	Venere.com™, an online hotel reservation specialist in Europe

•	trivago®, a leading online hotel metasearch company with sites in 52 countries

•	Wotif Group, a leading portfolio of travel brands operating in the Australia/New Zealand region, including Wotif.com®, lastminute.com.au®, lastminute.co.nz® and travel.com.au®

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide

•	Classic Vacations®, a top luxury travel specialist

•	Expedia® CruiseShipCenters®, a provider of exceptional value and expert advice for travelers booking cruises and vacations through its network of 190 retail franchise locations across North America

•	CarRentals.com™, the premier car rental booking company on the web

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market consumers through Expedia® Media Solutions. Expedia also powers bookings for thousands of affiliates, including some of the world’s leading airlines, top consumer brands and high traffic websites through Expedia Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

Trademarks and logos are the property of their respective owners. © 2015 Expedia, Inc. All rights reserved. CST: 2029030-50

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on Expedia, Inc. (“Expedia”) management’s expectations as of the date hereof and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Any statements that are not statements of historical fact (including statements containing the words “will,” “allow,” “believe,” “expects” or variations of such words, or similar expressions, or other comparable terminology, including estimates) should also be considered forward-looking statements. Similarly, statements herein regarding the future impact of the Orbitz transaction and other statements of Expedia’s, intentions or goals are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on Expedia’s results of operations, financial condition or the price of its stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the possibility that we may be unsuccessful in our efforts to integrate Orbitz’s operations; we may be unable to implement our plans, forecasts and other expectations with respect to Orbitz’s business after the completion of the acquisition, we may be unable to realize expected synergies, or we may encounter business disruption as a result of the Orbitz acquisition, as well as other risks and important factors detailed in our public filings with the SEC, including Expedia’s annual report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this release, whether as a result of new information, future events or otherwise.

FOR MORE INFORMATION:

Expedia, Inc. Communications

(425) 679-4317

press@expedia.com

Expedia, Inc. Investor Relations

(425) 679-3759

ir@expedia.com

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